Exhibit 99.1

Selected Pro Forma Financial Information (Unaudited):

The accompanying unaudited pro forma condensed consolidated statements of operations for the three month periods ended May 3, 2008; August 2, 2008; November 1, 2008; and January 31, 2009 have been prepared to reflect the results of continuing operations as adjusted for reclassification of the operating results of the 18 stores in the eight underperforming media markets that will be exited in fiscal 2009 as discontinued operations. In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made. The pro forma condensed consolidated statements of operations have been prepared as if the eight media markets that the Company is exiting in 2009 had qualified for treatment as discontinued operations during fiscal 2008. If the eight media markets that the Company will be exiting in fiscal 2009 had qualified for treatment as discontinued operations during fiscal 2008 there would have been no resulting change in the Company’s condensed consolidated balance sheets as previously reported as of May 3, 2008; August 2, 2008; November 1, 2008; and January 31, 2009. The pro forma financial information is unaudited and is not necessarily indicative of the results that would have occurred if the media markets had been exited in fiscal 2008. The pro forma condensed consolidated financial information should be read in conjunction with the notes to the historical consolidated financial statements of Cost Plus, Inc.

COST PLUS, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amount)

	Fiscal Quarters Ended
	May 3, 2008			August 2, 2008			November 1, 2008			January 31, 2009
	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results	As Reported	Reclass Discontinued Operations (1)	Pro forma Results
Net sales	$211,659	(9,779)	$201,880	$220,977	(10,320)	$210,657	$212,973	(10,016)	$202,957	$354,825	(19,406)	$335,419
Cost of sales and occupancy	153,668	(7,710)	145,958	162,095	(8,260)	153,835	156,996	(7,982)	149,014	270,129	(15,059)	255,070
Gross profit	57,991	(2,069)	55,922	58,882	(2,060)	56,822	55,977	(2,034)	53,943	84,696	(4,347)	80,349
Selling, general and administrative expenses	75,711	(3,489)	72,222	79,739	(3,540)	76,199	78,494	(3,664)	74,830	97,133	(5,917)	91,216
Store preopening expenses	1,894	—	1,894	1,250	—	1,250	84	—	84	—	—	—
Loss from continuing operations	(19,614)	1,420	(18,194)	(22,107)	1,480	(20,627)	(22,601)	1,630	(20,971)	(12,437)	1,570	(10,867)
Net interest expense	3,015	—	3,015	3,153	—	3,153	3,689	—	3,689	2,983	—	2,983
Loss from continuing operations before income taxes	(22,629)	1,420	(21,209)	(25,260)	1,480	(23,780)	(26,290)	1,630	(24,660)	(15,420)	1,570	(13,850)
Income tax expense (benefit) (2)	(591)	—	(591)	(54)	—	(54)	(621)	—	(621)	2,024	—	2,024
Loss from continuing operations	(22,038)	1,420	(20,618)	(25,206)	1,480	(23,726)	(25,669)	1,630	(24,039)	(17,444)	1,570	(15,874)
Loss from discontinued operations, net of tax	(9,954)	(1,420)	(11,374)	(1,436)	(1,480)	(2,916)	(98)	(1,630)	(1,728)	(823)	(1,570)	(2,393)

Net loss	$(31,992)	—	$(31,992)	$(26,642)	—	$(26,642)	$(25,767)	—	$(25,767)	$(18,267)	—	$(18,267)

Loss per diluted share from continuing operations	$(1.00)	0.07	$(0.93)	$(1.14)	0.07	$(1.07)	$(1.16)	0.07	$(1.09)	$(0.79)	0.07	$(0.72)
Loss per diluted share from discontinued operations	$(0.45)	(0.07)	$(0.52)	$(0.07)	(0.07)	$(0.14)	$(0.01)	(0.07)	$(0.08)	$(0.04)	(0.07)	$(0.11)
Net loss per diluted share	$(1.45)	—	$(1.45)	$(1.21)	—	$(1.21)	$(1.17)	—	$(1.17)	$(0.83)	—	$(0.83)
Weighted average shares outstanding—diluted	22,087		22,087	22,087		22,087	22,087		22,087	22,087		22,087

Cost Plus, Inc. Pro Forma Financial Statement Footnotes:

1.	Reflects net sales and expenses incurred during the quarter associated with the stores that will be closed upon exiting the eight media markets in Fiscal 2009.

2.	The Company's unaudited effective tax rate for fiscal 2008 is 40.2%. However, there is no impact from the reclass of the discontinued operations stores on the Company's income tax expense (benefit) due to the Company's full tax valuation allowance.